UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 20, 2018

JIN WAN HONG INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-197724	30-0809134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1101, Block E, Guang Hua Yuan, 2031 Bin He Nan Road

FuTian District, Shenzhen City, China

(Address of principal executive offices)(Zip Code)

+ 86 189-4831-9148

(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

On November 20, 2018, Jin Wan Hong International Holdings Limited’s (the “Company”) became aware that its independent public accountants, Michael Gillespie & Associates, PLLC (“MGA”) has been working with the Corporation for five years and must resign in order to maintain its independence.

During the time MGA served as the Company’s independent registered public accounting firm there were no disagreements with MGA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGA, would have caused MGA to make reference in connection with its opinion to the subject matter of the disagreement.

MGA’s letter to the U.S. Securities and Exchange Commission stating its agreement with the statements in these paragraphs is filed as Exhibit 16.1 to this Current Report on Form 8 K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On November 20, 2018, the Company selected Jorgenson & Co. (“Jorgenson”) as its new independent registered public accounting firm. The decision to engage Jorgenson as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following document is furnished as an Exhibit pursuant to Item 4.01 hereof:

Exhibit 16.1 – Letter from Michael Gillespie & Associates, PLLC to the Securities and Exchange Commission dated November 26, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jin Wan Hong International Holdings Limited

Date: November 26, 2018	By:	/s/ Teng Fei Ma
Teng Fei Ma
CEO, CFO

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